Exhibit 99.1

BOYD GAMING REPORTS SECOND-QUARTER 2024 RESULTS

LAS VEGAS - JULY 25, 2024 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2024.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Company delivered a solid performance in the second quarter, in-line with our expectations. On a segment basis, conditions in the Las Vegas Locals market improved from the first quarter and our Las Vegas Locals business achieved market share growth in the quarter. We also produced strong growth in our Downtown Las Vegas operations and stable performance in our Midwest & South operations. Additionally, we successfully maintained operating efficiencies throughout the business, with property margins of nearly 41% during the quarter. In Louisiana, we opened our new land-based casino at Treasure Chest in early June, with strong demand since its opening. And we continued our commitment to returning capital to our shareholders, with nearly $200 million in share repurchases and dividend distributions in the second quarter. In all, we are pleased with our second-quarter performance, and remain confident in our ability to drive long-term growth across our business.”

Boyd Gaming reported second-quarter 2024 revenues of $967.5 million, up from $917.0 million in the second quarter of 2023, driven by our Online segment. The Company reported net income of $139.8 million, or $1.47 per share, for the second quarter of 2024, compared to $192.5 million, or $1.89 per share, for the year-ago period. The Company’s second-quarter 2023 results were favorably impacted by certain one-time tax benefits, with a tax rate of approximately 5% in the second quarter of 2023 compared to a rate of approximately 24% in the current quarter.

Total Adjusted EBITDAR(1) was $344.2 million in the second quarter of 2024 versus $351.4 million in the second quarter of 2023. Adjusted Earnings(1) for the second quarter of 2024 were $150.0 million, or $1.58 per share, compared to $161.3 million, or $1.58 per share, for the same period in 2023.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

In the Las Vegas Locals segment, while market conditions improved from the first quarter, the Orleans and Gold Coast continued to face competitive pressures similar to the first quarter.  Absent these competitive pressures, the Company’s Las Vegas Locals properties performed in-line with the market.  Results in Downtown Las Vegas strengthened on both a sequential and year-over-year basis, with growth in Hawaiian visitation and benefits from our recent property investments. Revenues in the Midwest & South segment were up slightly from prior year, with growth in core customer play and stability in retail play.  Additionally, Midwest & South segment results included contributions from the new land-based casino at Treasure Chest, which opened in early June.

In the Online segment, both revenue and Adjusted EBITDAR increased year-over-year at a double-digit pace during the quarter, as the Company continued to benefit from strong growth in FanDuel’s sports-betting operations.  Growth in Managed & Other was driven by continued strong performance at Sky River Casino in northern California.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.17 per share on July 15, 2024, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased $176 million in shares of its common stock during the second quarter of 2024. As of June 30, 2024, the Company had approximately $545 million remaining under the current share repurchase authorization.

Balance Sheet Statistics

As of June 30, 2024, Boyd Gaming had cash on hand of $280.8 million, and total debt of $3.0 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its second-quarter 2024 results today, July 25, at 5:00 p.m. Eastern.  The conference call number is (800) 549-8228, passcode 89194. Please join up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or https://events.q4inc.com/attendee/823687479.

A replay will be available by dialing (888) 660-6264 today, July 25, after the conclusion of the call, and continuing through August 8.  The passcode for the replay will be 89194#.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues
Gaming	$650,827	$660,729	$1,284,958	$1,325,037
Food & beverage	76,994	70,366	149,633	141,950
Room	52,595	49,761	101,542	99,826
Online	129,930	85,002	276,100	207,865
Management fee	21,252	17,446	43,497	37,476
Other	35,914	33,646	72,303	68,762
Total revenues	967,512	916,950	1,928,033	1,880,916
Operating costs and expenses
Gaming	252,067	249,999	497,753	499,794
Food & beverage	63,182	58,622	125,139	117,951
Room	19,342	18,580	38,054	35,700
Online	112,675	71,393	238,150	173,398
Other	13,248	11,003	26,161	22,570
Selling, general and administrative	105,134	99,070	213,318	199,389
Master lease rent expense (a)	27,852	27,099	55,087	53,927
Maintenance and utilities	36,946	37,591	71,690	73,617
Depreciation and amortization	65,677	62,220	128,590	123,780
Corporate expense	31,255	31,705	60,640	60,360
Project development, preopening and writedowns	7,586	5,201	10,607	(13,673)
Impairment of assets	—	—	10,500	4,537
Other operating items, net	5,442	438	5,853	658
Total operating costs and expenses	740,406	672,921	1,481,542	1,352,008
Operating income	227,106	244,029	446,491	528,908
Other expense (income)
Interest income	(403)	(2,715)	(849)	(20,860)
Interest expense, net of amounts capitalized	42,949	42,715	85,258	86,581
Other, net	50	522	100	626
Total other expense, net	42,596	40,522	84,509	66,347
Income before income taxes	184,510	203,507	361,982	462,561
Income tax provision	(44,665)	(11,053)	(85,664)	(70,376)
Net income	$139,845	$192,454	$276,318	$392,185

Basic net income per common share	$1.47	$1.89	$2.87	$3.81
Weighted average basic shares outstanding	95,042	102,025	96,238	102,818

Diluted net income per common share	$1.47	$1.89	$2.87	$3.81
Weighted average diluted shares outstanding	95,080	102,071	96,280	102,867

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Total Revenues by Segment
Las Vegas Locals	$225,054	$230,940	$450,676	$471,210
Downtown Las Vegas	57,701	52,991	111,232	109,548
Midwest & South	521,750	518,846	1,022,516	1,031,019
Online	129,930	85,002	276,100	207,865
Managed & Other	33,077	29,171	67,509	61,274
Total revenues	$967,512	$916,950	$1,928,033	$1,880,916

Adjusted EBITDAR by Segment
Las Vegas Locals	$109,253	$118,395	$219,691	$244,555
Downtown Las Vegas	22,018	19,652	39,833	42,019
Midwest & South	195,455	201,833	376,449	400,517
Online	17,057	13,400	37,533	34,023
Managed & Other	23,140	19,546	47,921	41,097
Corporate expense, net of share-based compensation expense (a)	(22,732)	(21,464)	(46,750)	(43,703)
Adjusted EBITDAR	344,191	351,362	674,677	718,508
Master lease rent expense (b)	(27,852)	(27,099)	(55,087)	(53,927)
Adjusted EBITDA	316,339	324,263	619,590	664,581

Other operating costs and expenses
Deferred rent	163	177	324	354
Depreciation and amortization	65,677	62,220	128,590	123,780
Share-based compensation expense	10,365	12,198	17,225	20,017
Project development, preopening and writedowns	7,586	5,201	10,607	(13,673)
Impairment of assets	—	—	10,500	4,537
Other operating items, net	5,442	438	5,853	658
Total other operating costs and expenses	89,233	80,234	173,099	135,673
Operating income	227,106	244,029	446,491	528,908
Other expense (income)
Interest income	(403)	(2,715)	(849)	(20,860)
Interest expense, net of amounts capitalized	42,949	42,715	85,258	86,581
Other, net	50	522	100	626
Total other expense, net	42,596	40,522	84,509	66,347
Income before income taxes	184,510	203,507	361,982	462,561
Income tax provision	(44,665)	(11,053)	(85,664)	(70,376)
Net income	$139,845	$192,454	$276,318	$392,185

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Corporate expense as reported on Condensed Consolidated Statements of Operations	$31,255	$31,705	$60,640	$60,360
Corporate share-based compensation expense	(8,523)	(10,241)	(13,890)	(16,657)
Corporate expense, net, as reported on the above table	$22,732	$21,464	$46,750	$43,703

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2024	2023	2024	2023
Net income	$139,845	$192,454	$276,318	$392,185
Pretax adjustments:
Project development, preopening and writedowns	7,586	5,201	10,607	(13,673)
Impairment of assets	—	—	10,500	4,537
Other operating items, net	5,442	438	5,853	658
Interest income (a)	—	—	—	(14,315)
Other, net	50	522	100	626
Total adjustments	13,078	6,161	27,060	(22,167)

Income tax effect for above adjustments	(2,946)	(1,418)	(6,128)	4,612
Impact of tax valuation allowance	—	(35,856)	—	(35,856)
Adjusted earnings	$149,977	$161,341	$297,250	$338,774

Net income per share, diluted	$1.47	$1.89	$2.87	$3.81
Pretax adjustments:
Project development, preopening and writedowns	0.08	0.05	0.11	(0.13)
Impairment of assets	—	—	0.11	0.04
Other operating items, net	0.06	—	0.06	0.01
Interest income (a)	—	—	—	(0.14)
Other, net	—	0.01	—	0.01
Total adjustments	0.14	0.06	0.28	(0.21)

Income tax effect for above adjustments	(0.03)	(0.02)	(0.06)	0.04
Impact of tax valuation allowance	—	(0.35)	—	(0.35)
Adjusted earnings per share, diluted	$1.58	$1.58	$3.09	$3.29

Weighted average diluted shares outstanding	95,080	102,071	96,280	102,867

__________________________________________

(a) Adjustment to the expected losses for interest on note receivable.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net, as applicable,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, adjustments to the expected losses for interest on note receivable, the release of valuation allowances on deferred tax assets and other non-recurring adjustments, net, as applicable, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures.”

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release, as well as in our earnings conference call remarks, include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, the Company’s confidence in its long-term growth trajectory, and the Company’s plans with respect to share repurchases and returning capital to shareholders. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service.  Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Corporate Social Responsibility (CSR) initiatives that positively impact the Company's stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com